UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-11(c) §240.14a-12

OURPET’S COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 20, 2017

Dear Fellow Shareholder:

You are cordially invited to attend the 2017 Annual Meeting of Shareholders of OurPet’s Company on Monday, June 5, 2017, starting at 9:00 A.M. Eastern Time at our offices at 1300 East Street, Fairport Harbor, Ohio 44077.

As more fully described in the attached notice of annual meeting and the accompanying proxy statement, the principal business to be addressed at the annual meeting is the election of directors, the ratification of the appointment of our independent registered public accounting firm for 2017, the non-binding advisory approval of the 2016 compensation paid to the Company’s named executive officers, and approval of a new stock option plan. In addition, our management will report on our results and will be available to respond to your questions.

Your vote is important to us. Please carefully review the notice of annual meeting and proxy statement. Whether or not you plan to attend the annual meeting, please return the enclosed proxy card as soon as possible to ensure your representation at the annual meeting. You may choose to vote in person at the annual meeting even if you have returned a proxy card.

On behalf of the directors and management of OurPet’s Company, I would like to thank you for your support and confidence and look forward to seeing you at the annual meeting.

Sincerely,

DR. STEVEN TSENGAS
Chairman of the Board, President and Chief Executive Officer

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OURPET’S COMPANY

1300 East Street

Fairport Harbor, Ohio 44077

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD June 5, 2017

To the Shareholders of OurPet’s Company:

The Annual Meeting of the Shareholders of OurPet’s Company, a Colorado corporation, will be held on Monday June 5, 2017, at our offices at 1300 East Street Fairport Harbor, Ohio 44077, beginning at 9:00 A.M. Eastern Time, for the following purposes:

1.	To elect five directors to serve until the next annual meeting or until their successors are duly elected and qualified,

2.	To ratify the appointment of NMS, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2017,

3.	To approve, on an advisory basis, the compensation of the Company’s named executive officers for 2016 (sometimes referred to as the “say-on-pay vote”),

4.	To ratify the adoption of the OurPet’s Company 2017 Stock Option Plan, the form of which is attached to the proxy statement as Appendix A, and

5.	To transact such other business as may properly come before the annual meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this Notice. Please carefully review this Notice and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form to ensure your representation at the annual meeting. Also refer to the “How You Can Vote” section of the Questions and Answers below for more details. Only shareholders of record at the close of business on April 10, 2017, are entitled to vote at the annual meeting.

All shareholders are cordially invited to attend the annual meeting in person. However, to ensure your representation at the annual meeting, please sign and return the enclosed proxy card as promptly as possible in the prepaid postage envelope enclosed for your convenience. Any shareholder attending the annual meeting may vote in person even if he or she has returned a proxy card.

By Order of the Board of Directors,

KONSTANTINE S. TSENGAS
Secretary
Fairport Harbor, Ohio April 20, 2017

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OURPET’S COMPANY

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on June 5, 2017: This proxy statement and our annual report for the fiscal year ended December 31, 2016 are available on our website at www.ourpets.com.

GENERAL INFORMATION

This proxy statement is furnished in connection with the solicitation of proxies by our Board of Directors to be used at the 2017 Annual Meeting of Shareholders to be held on Monday, June 5, 2017, and any postponements or adjournments of the annual meeting.

This proxy statement and the accompanying Chairman’s letter, Notice and proxy card, together with our annual report on Form 10-K for the year ended December 31, 2016, are being sent to our shareholders beginning on or about April 21, 2017.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	WHEN AND WHERE WILL THE ANNUAL MEETING BE HELD?

A:	Our 2017 annual meeting of Shareholders will be held on Monday, June 5, 2017, at 9:00 A.M. Eastern Time, at the OurPet’s Company (“OurPet’s,” the “Company,” “we,” “us,” or “our”) offices at 1300 East Street, Fairport Harbor, Ohio 44077.

Q:	WHO IS ENTITLED TO VOTE?

A:	Our record date is April 10, 2017. The Board of Directors set the record date to determine the shareholders entitled to vote. Only holders of our common stock as of the close of business on April 10, 2017, are entitled to vote. As of the close of business on the record date, there were 17,808,569 shares of our common stock outstanding and entitled to vote at the annual meeting. Each share of common stock is entitled to one vote per share on each matter properly brought before the annual meeting. You are receiving this proxy statement and proxy card because you were the owner of shares of our common stock at the record date. This proxy statement describes items expected to be voted upon and gives you information about the meeting and the Company.

Q:	WHAT ARE SHAREHOLDERS VOTING ON?

A:	Proposal 1 – Election of five directors (Joseph T. Aveni, William L. Lechtner, Charles C. MacMillan, John W. Spirk, Jr. and Dr. Steven Tsengas),

Proposal 2 – Ratification of the appointment of NMS, Inc. as our independent registered public accounting firm for the year ending December 31, 2017,

Proposal 3 – Approval, on an advisory basis, the compensation of the Company’s named executive officers for 2016 (sometimes referred to as the “say-on-pay vote”), and

Proposal 4 – Approval of the 2017 Stock Option Plan.

If a permissible proposal, other than the listed proposals, is presented at the annual meeting, your signed proxy card gives authority to Konstantine S. Tsengas to vote on any additional proposal.

Q:	HOW DO I VOTE?

A:	You may vote by (1) submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope, or (2) appearing in person at the annual meeting and voting by ballot.

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If you are the shareholder of record for your shares, you have the right to revoke your proxy any time before the meeting by: (1) sending a written notice that you are revoking your proxy to our Corporate Secretary at 1300 East Street, Fairport Harbor, Ohio 44077, (2) attending the annual meeting and giving notice to the inspector of elections that you intend to vote your shares in person, or (3) submitting another properly completed proxy with a later date.

If you return your signed proxy card, but do not indicate your voting preferences, Konstantine S. Tsengas will vote FOR proposals 1, 2, 3, and 4 on your behalf.

Q:	WHO WILL COUNT THE VOTE?

A:	Scott R. Mendes, our Chief Financial Officer and Treasurer, will be responsible for tabulating the vote count as election inspector.

Q:	WHAT SHARES ARE INCLUDED ON THE PROXY CARD AND WHAT DOES IT MEAN IF I RECEIVED MORE THAN ONE PROXY CARD?

A:	If you receive more than one proxy card, it means that you hold shares of our common stock that are registered in the name of more than one account. For example, if you own your shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Therefore, to ensure that all of your shares are voted, you will need to submit your proxies to vote all of your shares by signing, dating and mailing in each proxy card you receive.

Q:	WHAT WILL CONSTITUTE A QUORUM AND WHAT EFFECT DO ABSTENTIONS AND BROKER NON-VOTES HAVE ON VOTING?

A:	As of the record date, 17,808,569 shares of our common stock were outstanding. A majority of the outstanding shares entitled to vote on the matters to be acted upon must be present at the meeting or represented by proxy to constitute a quorum. A quorum is required for the purpose of adopting any of the proposals at the annual meeting. If you submit a properly executed proxy card, you will be considered part of the quorum. Abstentions and “broker non-votes” will be counted to determine whether or not a quorum is present. A “broker non-vote” occurs when a broker cannot vote a customer’s shares registered in the broker’s name because the customer did not send the broker instructions on how to vote on the matter. If the broker does not have instructions and is barred by law or applicable rules from exercising its discretionary voting authority in the particular matter, then the shares will not be voted on the matter, resulting in a “broker non-vote.” Abstentions and broker non-votes (if any) will not count as votes cast in the election of directors, in the vote on ratifying the appointment of our independent registered public accounting firm, on the advisory vote relating to our executive compensation program, and in the vote approving the 2017 Stock Option Plan. Therefore, abstentions and “broker non-votes” will have no effect on the voting on these matters at the annual meeting. Abstentions will count against the proposal to approve the 2017 Stock Option Plan.

If a quorum is not present in person or by proxy at the meeting, or if fewer shares are present in person or by proxy than is the minimum required to take action with respect to any proposal presented at the meeting, the chairman of the meeting or the stockholders entitled to vote at such meeting, present in person or by proxy, have the power to adjourn the Annual Meeting to a date not more than 120 days after the original Record Date without notice other than announcement at the meeting.

Q:	WHAT IS THE EFFECT, IF ANY, OF THE APPROVAL, OR LACK THEREOF, OF ADVISORY PROPOSAL 3?

A:	Because the vote on Proposal 3 is advisory, it will not be binding on us or our Board. However, the compensation committee will take into account the outcome of the vote on Proposal 3 when considering future executive compensation arrangements.

Q:	WHO CAN ATTEND THE ANNUAL MEETING?

A:	All shareholders as of the record date, April 10, 2017, can attend.

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Q:	WHAT PERCENTAGE OF STOCK ARE THE DIRECTORS AND OFFICERS ENTITLED TO VOTE AT THE ANNUAL MEETING?

A:	Together, they are entitled to vote 6,563,529 shares, or 36.9% of the common stock entitled to vote at the annual meeting. Our directors and executive officers have indicated their intent to vote all of their shares of our common stock FOR the approval of proposals 1, 2, 3, and 4. (Please see “Security Ownership of Principal Shareholders and Management” beginning on page 16 for more details.)

Q:	WHO ARE OUR LARGEST PRINCIPAL SHAREHOLDERS?

A:	Dr. Steven Tsengas, our Chairman of the Board, President and Chief Executive Officer and his wife, Evangelia S. Tsengas, beneficially own 4,908,026 shares of our common stock as of the record date, or 27.6% of the stock entitled to vote at the annual meeting. (Please see “Security Ownership of Principal Shareholders and Management” beginning on page 16 for more details.)

Pet Zone Products, Ltd. beneficially owns 3,088,701 shares of our common stock, or 17.3%, as of the record date. Capital One Partners, LLC, a private equity investment firm, owns a majority of the membership interests in Pet Zone and may be deemed to beneficially own the shares of our common stock owned by Pet Zone.

Q:	WHEN IS A SHAREHOLDER PROPOSAL DUE FOR THE NEXT ANNUAL MEETING?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing by December 26, 2017 to Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077, and must be in accordance with the provisions of Rule 14a-8 under the Securities Exchange Act of 1934 (the “Exchange Act”) (Please see “Shareholder Proposals and Communications” on page 24 for more details.)

Q:	HOW DO I COMMUNICATE WITH THE BOARD OF DIRECTORS?

A:	Shareholders may send communications to our Board to the attention of Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077 (Please see “Shareholder Proposals and Communications” on page 24 for more details).

Q:	HOW DO I NOMINATE SOMEONE TO BE A DIRECTOR OF OURPET’S?

A:	Any shareholder may recommend any person as a nominee for director by writing to Konstantine S. Tsengas, Secretary, OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077. Recommendations for directors by shareholders for next year’s annual meeting must be received no later than January 8, 2018. (Please see “Nomination by Shareholders” beginning on page 10 for more details.)

Q:	WHO PAYS FOR THE SOLICITATION EXPENSES?

A:	The expense of soliciting proxies, including the cost of preparing, printing and mailing the proxy materials, will be paid by us. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone and by facsimile, and we may pay persons holding shares for others their expenses for sending proxy materials to their principals. No solicitation will be made other than by our directors, officers, and employees.

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PROPOSAL 1—ELECTION OF DIRECTORS

At this annual meeting, five directors are to be elected to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. Nominees for election this year are Joseph T. Aveni, William L. Lechtner, Charles C. MacMillan, John W. Spirk, Jr. and Dr. Steven Tsengas. Each has consented to serve until the next annual meeting or until his successor is duly elected and qualified.

If any director to be elected by you is unable to serve or for good reason will not serve, the Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter event, shares represented by proxies may be voted for this substitute nominee. We need the affirmative vote of the holders of a plurality of the shares of our common stock present or represented by proxy at the annual meeting to elect directors.

The Board of Directors recommends that you vote FOR Mr. Aveni, Mr. Lechtner, Mr. MacMillan, Mr. Spirk and Dr. Tsengas.

BOARD OF DIRECTORS

The nomination of each of the nominees listed below to serve for one year terms was approved by the Board. The names, ages, positions, and business experience of each director is set forth below.

Name	Age	Position	Director Since
Dr. Steven Tsengas	79	Chairman, President, Chief Executive Officer and Director	1998
Joseph T. Aveni	85	Director	1998
William L. Lechtner	68	Director	2012
Charles C. MacMillan	54	Director	2012
John W. Spirk, Jr.	68	Director	2006

Dr.  Steven Tsengas has served on our Board of Directors since the merger with Manticus, Inc. in 1998 and also was a director of our predecessor company since it was incorporated in 1985. Dr. Tsengas has also served as Chairman, President (except from February 13, 2012 to July 5, 2013) and Chief Executive Officer since the merger in 1998. Dr. Tsengas received his BS in Industrial Engineering from the State University of New York at Buffalo, his MS in Business from the University of Rochester, W. Simon Graduate School of Management, and his Ph.D. in Natural Health from Clayton College of Natural Health. He holds numerous patents, has taught and lectured at various colleges, was elected to the National Inventors Hall of Fame, and is a Fellow of The Ohio Academy of Science. He is active in numerous professional, community and technical associations, including the Ohio Venture Association, American Naturopathic Medical Association, the Coalition for Natural Health, the Lake County Development Council, and the Lake County Workforce Development Council. His son, Konstantine S. Tsengas, serves as OurPet’s Vice President of Operations and Secretary. The Board believes that the attributes, skills, and qualifications Dr. Tsengas has developed through his education and experiences in the pet industry, as well as his significant leadership position with OurPet’s, enable him to provide continued business and leadership insight to the Board of Directors.

Joseph T. Aveni has been the Chairman Emeritus of First Realty Property Management LLP since 1997. He was the Chairman and Chief Executive Officer of Realty One from 1990 to 2001 and served on the Board of Directors of the Cleveland Ballet and the Greater Cleveland Growth Association. He has served as President of the Property Management Division of FIABCI and of the National Institute of Real Estate Management, as a member of the Board of Directors of the National Association of Realtors, as Chairman of Genesis Relocation Services, and as a member of the Leadership Cleveland Class of 1992. He has received the Distinguished Service Award and Realtor of the Year Award from the Association of Realtors, as well as the Franklin Delano Roosevelt Award for Excellence from the March of Dimes. The Board believes that the attributes, skills, and qualifications Mr. Aveni has developed through his extensive experience as a chief executive officer, various board memberships, as well as his experience as a director of OurPet’s, enable him to provide significant business and leadership insight to the Board of Directors.

William L. Lechtner has been the Chief Executive Officer and Managing Director of The Lechtner Group, a San Diego, California consulting group, since 2006. The Lechtner Group develops creative business plans and strategies to increase revenues, profits and market shares for companies in the pet industry. Mr. Lechtner was the Vice President/General Merchandise Manager of Petco, a national pet specialty retailer, from 1995 to 2006. Mr. Lechtner received his Bachelor of Business Administration from the University of Miami. The Board believes that the attributes, skills, and qualifications Mr. Lechtner developed through his business and leadership experiences as an officer of a major pet retailer enable him to provide valuable pet industry expertise and insight to the Board of Directors.

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Charles C. MacMillan has been the Chief Financial Officer of Capital One Partners, LLC and Early Stage Partners, Cleveland-based private equity investment firms that specialize in investing in early stage and middle market companies, since 1997. Mr. MacMillan served as the Chief Financial Officer of Pet Zone Products, Ltd., a pet supply products manufacturer and distributor, acquired by us in January 2006. He is also a director or an advisor to other privately held companies funded by Capital One Partners and Early Stage Partners. The Board believes that the attributes, skills and qualifications Mr. MacMillan has developed through his business and leadership experiences as chief financial officer of a pet supply company, as well as his extensive experience as a director and advisor to other companies, enable him to provide continued business, financial, and leadership expertise to the Board of Directors.

John W. Spirk, Jr. is co-founder and co-President of Nottingham-Spirk Design Associates, one of the leading product invention and development groups in the United States. Nottingham-Spirk is responsible for the creation of hundreds of successful products with over 400 commercialized patents and combined product sales of over $30 billion. Clients of Nottingham-Spirk have included Fortune 500 companies as well as fast growth entrepreneurial firms. The Board believes that the attributes, skills and qualifications Mr. Spirk has developed through his business and leadership experiences as founder of a leading product development group specializing in innovation, as well as his experience as a director of OurPet’s, enable him to provide significant entrepreneurial business and leadership expertise to the Board of Directors.

Director Compensation

In 2016, directors who were full-time employees of OurPet’s received no cash compensation for services rendered as members of the Board of Directors. Directors who were not full-time employees of OurPet’s received reimbursement of out-of-pocket expenses for their attendance at board meetings. Non-employee directors (Mr. Aveni, Mr. Lechtner, Mr. MacMillan, and Mr. Spirk) each received 7,000 stock options as compensation in 2016. These options are currently exercisable for their services for the period May 1, 2015 to April 30, 2016 at an exercise price of $0.95.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards (1) ($)	Total ($)
Joseph T. Aveni	—	—	538	538
William L. Lechtner	—	—	538	538
Charles C. MacMillan	—	—	483	483
John W. Spirk, Jr.	—	—	538	538

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2016 in accordance with FASB ASC Topic 718 for stock options granted in 2016, 2015, 2014, 2013, and 2012. No expense was recognized in 2016 for the options granted in 2015, 2014, and 2013 as they were fully expensed in prior years. As of December 31, 2016, Joseph Aveni had 35,000 options outstanding, William Lechtner had 35,000 options outstanding, Charles MacMillan had 28,000 options outstanding, and John Sprik, Jr. had 35,000 options outstanding.

Director Independence

The Board of Directors has determined and confirmed that each of Mr. Aveni, Mr. Lechtner, Mr. MacMillan and Mr. Spirk do not have a material relationship with OurPet’s that would interfere with the exercise of independent judgment and are independent pursuant to applicable laws and regulations and the listing standards of Nasdaq.

Board Leadership Structure

The Board does not have a policy as to whether the roles of our Chairman and Chief Executive Officer should be separate. Instead, the Board makes this determination based on what best serves the Company’s needs at any given time. Currently, Dr. Tsengas holds the positions of Chairman and Chief Executive Officer of OurPet’s and the Board does not have a lead independent director. The Board may decide to separate the positions of Chairman and Chief Executive Officer or choose a lead independent director in the future if circumstances warrant.

The Board believes that effective board leadership is highly dependent on the experience, skills and personal interaction between persons in leadership roles. Our current leadership structure has been in place since OurPet’s inception and continued after the merger with Manticus, Inc. in 1998. The Board believes that this leadership structure is appropriate given Dr. Tsengas’ extensive knowledge, skills and experience. With significant input from our Board, including our four independent directors, Dr. Tsengas sets the strategic direction for OurPet’s. He also provides daily leadership and guidance to our management and employees.

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Role of the Board in Risk Oversight

Although management is responsible for the day-to-day management of the risks that OurPet’s faces, our Board has broad oversight responsibility for our risk management programs. In this oversight role, the Board takes steps to satisfy itself that the risk management processes and risk mitigation strategies designed and implemented by our management team are functioning and effective. Management meets monthly to assess risk management processes and evaluate potential risks. Management then presents any significant or potentially significant risks to the Board for its review and evaluation. Senior management also prepares a detailed annual budget that is presented to the Board. Any significant deviation from this budget is identified and assessed by the Board for potential risk. In addition, the Board consults with outside consultants, such as the company’s legal counsel or accountants, regarding various areas of potential risk and the steps management should take to minimize these risks.

Meetings of the Board of Directors

In 2016, the Board of Directors met four times and acted by unanimous written consent once. During 2016, all members of the Board of Directors participated in at least 75% of all Board and applicable committee meetings. In addition, management and the directors communicate informally on a variety of topics, including suggestions for agenda items for Board of Directors’ and committee meetings, recent developments, and other matters of interest to the directors. The Board of Directors has access to management at all times.

Directors are also strongly encouraged to attend the annual meeting of shareholders, either in person or by teleconference. All directors attended last year’s annual meeting in person.

Committees of the Board of Directors

Compensation Committee.

The Board of Directors has established a compensation committee, which makes recommendations to the Board with respect to general compensation and benefit levels for employees, determines the compensation and benefits for OurPet’s executive officers and administers our stock option plan. The members of this committee are Joseph T. Aveni, William L. Lechtner and John W. Spirk, Jr. The compensation committee met once in 2016. The compensation committee does not have a charter. A more detailed description of our compensation program is provided in “Executive Compensation and Other Information” beginning on page 12.

Audit Committee.

A description of the audit committee is contained in the audit committee report on page 19.

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Director Nominating Process

Nomination by Directors.

We do not have a nominating committee of the Board of Directors. Instead, the Board believes it is in the best interests of the company to rely on the insight and expertise of all directors in the nominating process. We do not use a third party to locate or evaluate potential candidates for director positions. Generally, our Chairman of the Board recommends qualified candidates for director to the full Board and nominees are approved by a majority of the Board, including Mr. Aveni, Mr. Lechtner, Mr. MacMillan and Mr. Spirk, who are independent directors as defined by Nasdaq. Nominees are not required to possess specific qualities to serve on our Board. However, the Board has identified the following important qualifications and skills:

•	integrity,

•	sound judgment,

•	diverse background,

•	ability to objectively analyze complex business problems and develop creative solutions,

•	pertinent expertise, experience and achievement in education and career,

•	familiarity with issues affecting our business,

•	ability to work well with other directors,

•	adequate time to devote to board responsibilities, and

•	commitment to enhancing shareholder value.

Nominees are also considered in the context of the current composition of the Board. Although we do not have a formal policy of considering diversity in identifying nominees, OurPet’s seeks to maintain a Board of Directors with a diversity of experience, background, skills, and education.

Nomination by Shareholders.

It is the policy of the Board to consider nominees recommended by shareholders according to the same criteria as candidates nominated by directors. A shareholder desiring to nominate a director for election at our 2018 annual meeting of shareholders must deliver a written notice to our secretary at our offices located at 1300 East Street, Fairport Harbor, Ohio 44077 no later than January 8, 2018. The notice must include as to each person the shareholder proposes to nominate for election or re-election as a director:

•	the name, age, business address, and residence address of the person,

•	the principal occupation or employment of the person,

•	the written consent of the person, consenting to be named in the proxy as a nominee and to serve as a director,

•	the class and number of our shares beneficially owned by the person, if any, and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Exchange Act,

and as to the shareholder giving the notice:

•	the name and record address of the shareholder,

•	the class and number of our shares beneficially owned by the shareholder, and

•	any other information relating to the shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Rule 14a under the Exchange Act.

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We may require any proposed nominee to furnish additional information required by us to determine the eligibility of the proposed nominee to serve as our director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our common stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of our common stock. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports furnished to OurPet’s or written representations that no reports were required, we believe that all Section 16(a) filing requirements were met in 2016.

Code of Ethics

On February 6, 2004, our Board adopted a code of conduct and ethics that applies to all officers, directors and employees of OurPet’s, including our principal executive officer, principal financial officer, principal accounting officer, and any person performing similar functions. Our code of business conduct complies with the requirements of the Sarbanes-Oxley Act of 2002. Specifically, the code is reasonably designed to deter wrongdoing and promote honest and ethical conduct, and compliance with applicable governmental laws, rules and regulations. A copy of our code of ethics is available on our website at www.ourpets.com. Any amendments or waivers to the code that apply to our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions will be promptly disclosed to our shareholders.

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EXECUTIVE OFFICERS

Below are the names, ages, positions and certain other information concerning our named executive officers:

Name	Age	Position
Dr. Steven Tsengas *	79	Chairman of the Board, President, Chief Executive Officer and Director
Kathleen R. Homyock	59	Vice President of Sales and New Business Development
Konstantine S. Tsengas	52	Chief Operating Officer, Vice President of Operations, General Manager and Secretary
Scott R. Mendes	64	Chief Financial Officer and Treasurer

*	Biographical information for Dr. Tsengas can be found under “Board of Directors.”

Kathleen R. Homyock has been our Vice President of Sales/New Business Development since January 16, 2015. Prior to that date, beginning in August of 2013, Ms. Homyock was our Manager of Strategic Planning and Business Development and, as of September 22, 2014 was our Vice President of Strategic Planning and New Business Development. Previously, Ms. Homyock served in various marketing and business development capacities with various other companies for over thirty years. Ms. Homyock received her BBA in Marketing from Baldwin-Wallace University and an MBA in Finance from Cleveland State University.

Konstantine S. Tsengas has been our Vice President of Operations, General Manager and Secretary since the merger with Manticus in 1998 and served in the same capacities with our predecessor company since 1995. In December of 2015, Mr. Tsengas was promoted to Chief Operating Officer. Mr. Tsengas received his BS in Industrial Engineering from the University of Toledo and has completed graduate level courses in marketing and organizational behavior at Cleveland State University. He is the son of Dr. Steven Tsengas, our Chairman, President, and Chief Executive Officer.

Scott R. Mendes has been our Chief Financial Officer and Treasurer since February 2009. Mr. Mendes was previously employed for 13 years with Northern Ohio-based Safeguard Properties, Inc., the nation’s largest privately-held provider of property inspections and preservation services for the mortgage servicing industry. Mr. Mendes served as Safeguard Properties, Inc.’s controller for the majority of his tenure with the company. Mr. Mendes received his MBA from the Owen Graduate School of Management at Vanderbilt University.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Overview of Our Compensation Program

The compensation committee of our Board of Directors has the responsibility for establishing, implementing and continually monitoring adherence with our compensation philosophy. The purpose of the committee is to assist the Board in discharging its responsibilities relating to the compensation of our Chief Executive Officer and our other executive officers who directly report to the CEO. Throughout this proxy statement, the individuals who serve as our Chief Executive Officer, Vice President of Sales and New Business Development, Chief Operating Officer, and Chief Financial Officer, are also referred to as “named executive officers” and are included in the summary compensation table on page 14.

Compensation Philosophy

Our compensation philosophy is designed to provide an executive compensation structure and system that is both competitive in the marketplace and also internally equitable based upon the weight and level of responsibilities in the respective executive positions. Our philosophy is designed to also attract, retain and motivate qualified executives within this structure. We reward executives for outstanding performance-to-objectives and business results through financial and other appropriate management incentives while aligning our financial results and compensation paid to our executive officers with the enhancement of shareholder value. Finally, our compensation philosophy is designed to structure the compensation policy so that the executive officers’ compensation is dependent, in part, on the achievement of current year business plan objectives and, on the long-term increase in shareholder value.

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Executive Compensation Components

The principal components for the compensation of our executive officers are:

•	base salary,

•	annual cash incentives (bonus plan), and

•	long-term incentives (stock option awards).

Base Salary

We provide executive officers a base salary to compensate them for services rendered during the fiscal year. Base salary ranges are determined for each executive officer based upon his or her position, responsibility, unique value, and historical contributions to our success. In addition, the base salaries of the executive officers are periodically reviewed and measured against market data provided by outside consultants. Our compensation committee reviews salaries annually as part of our performance review process as well as upon a promotion or other change in job responsibility.

Bonus Plan

OurPet’s has an executive bonus plan that is tied to achieving specific corporate performance metrics tailored to each position. Executive officers’ bonuses are based on a blend of metrics comparing actual to budget and weighted toward each individual’s area of responsibility. Factors measured include net sales, gross profit, operating expenses, net income, return on investment, and inventory turns.

Stock Option Awards

Our stock option plan encourages participants to focus on our long-term performance and provides an opportunity for executive officers to increase their ownership in OurPet’s through grants under the stock option plan. The purposes of the stock option plan are to provide additional incentives to executive officers to make contributions that are essential to the continued growth and success of our business, to motivate employees to perform their responsibilities and to attract and retain competent and dedicated individuals whose efforts will result in our long-term growth and profitability.

Other Benefits

Executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life and disability insurances, and our 401(k) plan.

Employment Agreements

Other than our standard form of employee patent, copyright and confidentiality agreement, we do not have any employment contracts with our executive officers, including any compensatory plans or arrangements resulting from the resignation, retirement, or other terminations of the executive officers with the exception that on May 31, 2013, we entered into employment agreements with Mr. Konstantine S. Tsengas and Mr. Scott R. Mendes. Pursuant to their agreements, they will remain employed for one year terms which automatically renew for one year unless either party elects not to renew by giving sixty days written notice. The contracts do not modify these officers’ current compensation as disclosed in this proxy statement. If either officer’s agreement is not renewed by us, their employment is terminated by us without cause, or they terminate their employment for good reason, they are entitled to receive their current level of compensation for six months.

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Summary Compensation Table

The following table summarizes the compensation paid by us to our named executive officers during fiscal years ended December 31, 2016 and 2015.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards(1) ($)	All Other Compensation ($)	Total ($)
Dr. Steven Tsengas(2)	2016	246,464	35,713	—	2,305	284,482
Chairman, President, and Chief Executive Officer	2015	248,241	—	—	2,416	250,657
Konstantine S. Tsengas(3)	2016	167,886	24,078	—	—	191,964
Chief Operating Officer and Secretary	2015	160,815	—	—	—	160,815
Former Vice President of Operations and General Manager
Scott R. Mendes(4)	2016	153,717	20,405	1,125	1,537	176,784
Chief Financial Officer and Treasurer	2015	154,903	—	1,913	1,549	158,365
Kathleen R. Homyock(5)	2016	130,885	18,927	763	1,309	151,884
Vice President of Sales and New Business Development	2015	126,442	—	635	1,264	128,341
Former Vice President of Strategic Planning and New
Business Development

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2016 in accordance with FASB ASC Topic 718 for option awards granted under the Stock Incentive Plan and thus include amounts from awards granted in and prior to 2016. The amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Assumptions used in the calculation of these amounts are included in footnotes to our audited financial statements for the fiscal year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on March 31, 2017.
(2)	“All Other Compensation” includes $2,305 in 2016 and $2,416 in 2015 in company contributions to our 401(k) plan.
(3)	Mr. Konstantine Tsengas was promoted to the role of our Chief Operating Officer on December 7, 2015.
(4)	“All Other Compensation” includes $1,537 in 2016 and $1,549 in 2015 in company contributions to our 401(k) plan.
(5)	Ms. Homyock served as our Vice President of Strategic Planning and New Business Development since September 22, 2014 and, beginning January 16, 2015, currently serves as our Vice President of Sales and New Business Development. “All Other Compensation” includes $1,309 in 2016 and $1,264 in 2015 in company contributions to our 401(k) plan.

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Outstanding Equity Awards at December 31, 2016

The following table summarizes information with respect to the stock options held by our named executive officers as of the end of the past fiscal year.

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price (1) ($)	Option Expiration Date(2)
Dr. Steven Tsengas	—	—	—	—

Konstantine S. Tsengas	—	—	—	—

Scott R. Mendes	33,334	16,666	0.60	10/25/18

Kathleen R. Homyock	23,334	11,666	0.57	08/12/18
	—	15,000	0.75	01/06/20
	—	10,000	0.95	06/01/21

(1)	We grant stock options at exercise prices equal to or greater than the fair market value of our common stock on the date of grant.
(2)	The options vest one-third on each of the second, third, and fourth anniversaries of the date of grant and expire on the fifth anniversary of the date of grant.

Equity Compensation Plan Information as of December 31, 2016

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	1,309,570	$0.567	631,808
Equity compensation plan not approved by security holders	15,279	$0.591	0
Total	1,324,849	$0.567	631,808

The equity compensation plan not approved by security holders is for the issuance in 2013 of 15,279 warrants to purchase shares of our common stock at $0.591 per share, which expire on October 18, 2018, to an unrelated firm as partial payment for public and investor relations services.

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SECURITY OWNERSHIP OF

PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth the amount and nature of the beneficial ownership of our common stock as of April 10, 2017 by:

•	each shareholder known by us to beneficially own more than 5% of the outstanding shares,

•	each director and director nominee,

•	each executive officer, and

•	all of our directors and executive officers as a group.

	Beneficial Ownership (1)
Name and Address (2)	Common	Preferred (3)	Options and Warrants (4)	Total	Percent of Common Stock
Dr. Steven Tsengas (5)	4,908,026	64,000	540,392	5,512,418	29.9%
Konstantine S. Tsengas (6)	1,004,587	18,000	9,135	1,031,722	5.8%
Joseph T. Aveni	468,059	—	35,000	503,059	2.8%
John W. Spirk, Jr. (7)	111,312	35,720	35,000	182,032	1.0%
Scott R. Mendes	65,353	—	33,333	98,686	*
William L. Lechtner	6,192	—	35,000	41,192	*
Charles C. MacMillan	—	—	28,000	28,000	*
Kathleen R. Homyock	—	—	28,333	28,333	*
All directors and officers as a group (8 individuals)	6,563,529	117,720	744,193	7,425,442	39.8%
Pet Zone Products Ltd.(8) 1801 East 9 th St. Suite 1700 Cleveland, OH 44114	3,088,701	35,720	101,497	3,225,918	18.0%
Nicholas S. Tsengas (9)	1,017,311	18,000	9,135	1,044,446	5.9%

*	Less than 1%.
(1)	Unless otherwise indicated, we believe that all persons named in the table have sole investment and voting power over the shares of common stock owned.
(2)	Unless otherwise indicated, the address of each of the beneficial owners identified is c/o OurPet’s Company, 1300 East Street, Fairport Harbor, Ohio 44077.
(3)	Each share of preferred stock is convertible into 10 shares of common stock. The preferred stock shown in the table is shown as if already converted into common stock. Preferred stock is nonvoting unless and until converted into common stock.
(4)	Includes options to purchase our common stock issued under the 2008 Stock Option Plan and common stock subject to warrants that are presently or will become exercisable in 60 days.
(5)	Includes 3,433,655 shares of common stock and 507,914 warrants owned by Dr. Tsengas. Also includes 36,422 shares of common stock, 52,000 shares of equivalent preferred stock, and 26,388 warrants owned by Senk Properties in which Dr. Tsengas is a partner. The number of shares of common stock and warrants owned by Senk Properties attributed to Dr. Tsengas is based on his ownership percentage of 52%. Also includes 766,952 shares of common stock owned by Evangelia Tsengas, Dr. Tsengas’s wife, and 8,406 shares of common stock, 12,000 shares of equivalent preferred stock, and 6,090 warrants owned by Senk Properties in which Evangelia Tsengas is a partner, based on her ownership percentage of 12%. Includes 167,591 shares of common stock for which Dr. Tsengas is custodian for his grandchildren under the UGMA of Ohio and 495,000 shares of common stock held by the Tsengas Foundation, an Ohio nonprofit corporation of which Dr. Tsengas is one of the trustees.
(6)	Includes 949,570 shares of common stock owned by Konstantine Tsengas and 12,608 shares of common stock, 18,000 shares of equivalent preferred stock, and 9,135 warrants owned by Senk Properties in which Mr. Tsengas is a partner, based on his ownership percentage of 18%. Also includes 42,409 shares of common stock owned by Konstantine Tsengas’s daughter.

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(7)	Includes 54,157 shares of common stock and 35,000 stock options owned by Mr. Spirk; 50,454 shares of common stock owned by Nottingham-Spirk Design Associates; 6,701 shares of common stock; and 35,720 shares of equivalent preferred stock owned by Spirk Ventures Ltd. Mr. Spirk is Co-Founder and Co-President of Nottingham-Spirk. Mr. Spirk disclaims beneficial ownership of the shares of common stock owned by Nottingham-Spirk. Mr. Spirk is also a significant owner in Pet Zone Products, Ltd.
(8)	3,082,000 shares of common stock and 101,497 warrants included on the above table are owned by Pet Zone Products, Ltd. The board of directors of Pet Zone directs the voting of the common stock owned by Pet Zone. Capital One Partners, LLC, a private equity investment firm, owns a majority of the membership interests in Pet Zone and holds two of the four positions as members of Pet Zone’s board of directors. The table also includes 6,701 shares of common stock and 35,720 shares of equivalent preferred stock owned by Capital One Partners, LLC.
(9)	Includes 1,004,703 shares of common stock owned by Nicholas Tsengas and 12,608 shares of common stock, 18,000 shares of equivalent preferred stock, and 9,135 warrants owned by Senk Properties in which Nicholas Tsengas is a partner, based on his ownership percentage of 18%.

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PROPOSAL 2—RATIFICATION OF NMS, INC. AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee selected, and the Board of Directors ratified, NMS, Inc. as our independent registered public accounting firm for the year ending December 31, 2017. Representatives of NMS, Inc. will attend the annual meeting to answer appropriate questions and make a statement if they desire.

Although our bylaws do not require the selection of an independent registered public accounting firm to be submitted to shareholders for approval, this selection is being presented to you for ratification or rejection at the annual meeting. We need the affirmative vote of the majority of shares present, in person or by proxy, and entitled to vote at the meeting in order to ratify NMS, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although shareholder approval of this appointment is not required by law or binding on the audit committee, OurPet’s believes that shareholders should be given the opportunity to express their views. If our shareholders do not ratify the appointment of NMS, Inc. as our independent registered public accounting firm, the audit committee will consider this vote in determining whether or not to continue the engagement of NMS, Inc.

The Board of Directors recommends that you vote FOR the ratification of NMS, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

Principal Auditing Firm Fees

The following table sets forth the aggregate fees billed to us by NMS, Inc., our current independent registered public accounting firm during the fiscal years ended December 31, 2016 and 2015:

Category	2016	2015
Audit Fees	$66,950	$63,000
Audit-Related Fees	4,900	2,350
Tax Fees	15,973	7,377
All Other Fees	103,700	—
Total Fees	$191,523	$72,727

Audit Fees.   These fees comprise professional services rendered in connection with the audit of our financial statements and the review of our quarterly financial statements on Form 10-Q that are customary under generally accepted auditing standards.

Audit Related Fees.  These fees comprise professional services rendered in connection with the audit of our inventory cycle counting program.

Tax Fees.  These fees comprise professional services rendered in connection with the preparation of our corporate and various state and local tax returns. In 2016, tax fees also include $5,000 for tax services related to filings of the group captive insurance program which the company joined in 2016.

All Other Fees.  These fees comprise regulatory filing and other services associated with setting up Series OP of the group captive insurance program in the state of Delaware.

Audit Committee Pre-Approval Policies and Procedures

Before the auditors are engaged by OurPet’s to render audit or permissible non-audit services, the audit committee approves the engagement. The audit committee also reviews the scope of any audit and other assignments given to our auditors to assess whether these assignments would affect their independence. In 2016, our audit committee reviewed all services provided by NMS, Inc. to ensure that the services were within the scope previously approved by the audit committee.

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AUDIT COMMITTEE REPORT

The Board of Directors has established an audit committee which meets with financial management and our independent registered public accounting firm to (1) make recommendations to the Board regarding the quality and integrity of our financial statements, and (2) review the results and scope of the audit and any other services provided by our independent registered public accounting firm. The audit committee oversees the qualifications and independence of our independent registered public accounting firm and is directly responsible for the engagement of the independent registered public accounting firm. The audit committee also considers and approves all services performed by the independent registered accounting firm. The members of this committee are Mr. Aveni, Mr. MacMillan, and Mr. Spirk. The audit committee met five times in 2016.

The audit committee operates under a written charter setting forth the committee’s composition, responsibilities and authority. This charter was adopted by OurPet’s on February 6, 2004, to fully comply with new SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. The charter is reviewed and assessed annually by the audit committee. A copy of the audit committee’s charter can be found on our website at www.ourpets.com.

The directors who serve on the audit committee have no financial or personal ties to OurPet’s other than as described in this proxy statement. The Board of Directors has determined all members of the audit committee satisfy the regulations of Nasdaq governing audit committee composition, including the requirement that all committee members be “independent” as defined in applicable Nasdaq regulations. In addition, the Board determined that Mr. MacMillan is an audit committee financial expert as defined by the SEC.

The audit committee: (1) reviewed and discussed with management and NMS, Inc., our independent registered public accounting firm for the year ended December 31, 2016, our audited financial statements for the year ended December 31, 2016; (2) discussed with NMS, Inc. the matters required by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (3) received the written disclosures and the letter from NMS, Inc. required by the Public Company Accounting Oversight Board regarding NMS, Inc.’s communications with the audit committee concerning independence that might impact its objectivity and independence; (4) considered whether the provision of non-audit services is compatible with maintaining the auditors’ independence; and (5) discussed with the auditors, the auditors’ independence.

Based on the review and discussions, the audit committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2016, be included in OurPet’s Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee
JOSEPH T. AVENI
CHARLES C. MACMILLAN
JOHN W. SPIRK, JR.

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PROPOSAL 3 – TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE

COMPANY’S NAMED EXECUTIVE OFFICERS

Section 14a of the Exchange Act requires that we include in this proxy statement a non-binding advisory shareholder vote with respect to the compensation of our named executive officers as described in the Executive Compensation and Other Information section, the Summary Compensation Table, and the accompanying narrative disclosures, set forth in this proxy statement (commonly referred to as “Say-on-Pay Proposal”). The Say-on-Pay Proposal gives shareholders an opportunity to express their views regarding the compensation of our named executive officers. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers as described in this proxy statement.

Our philosophy is that a significant portion of the compensation paid to our named executive officers should be performance based. Our compensation programs are designed to challenge participants, as well as reward them for superior performance for our Company and our shareholders, with an emphasis on pay-for-performance principles to align the interests of our named executive officers with those of our shareholders. Our compensation practices and policies enable us to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment. Please read the “Executive Compensation and Other Information” section beginning on page 12 of this proxy statement for additional details about our executive compensation programs, including information about the compensation of our named executive officers for 2016.

We are asking our shareholders to approve the following non-binding, advisory resolution at the annual meeting:

“RESOLVED, that the compensation paid to OurPet’s Company’s named executive officers for the year ended December 31, 2016, as disclosed pursuant to Item 402 of Regulation S-K in the executive compensation tables and related narrative discussion included in the section of this proxy statement captioned “Executive Compensation and Other Information” be and hereby is APPROVED.”

We need the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at this meeting in order to ratify this resolution.

Because your vote on this proposal is advisory, it will not be binding on the Board of Directors, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the Say-on-Pay vote when considering future executive compensation arrangements.

The enclosed proxy will be voted FOR this proposal unless the proxy holders have otherwise instructed.

The Compensation Committee and the Board of Directors unanimously recommend that you vote FOR the approval of the advisory resolution on executive compensation.

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PROPOSAL 4 – TO APPROVE THE ADOPTION OF THE OURPET’S COMPANY 2017 STOCK OPTION PLAN.

Shareholders are being asked to approve the 2017 Stock Option Plan (the “2017 Plan”) which was adopted by the Board on April 14, 2017 following formal recommendation by the Compensation Committee. A copy of the full 2017 Plan is attached to this proxy statement as Appendix A.

On May 2, 2008, our Board of Directors approved the 2008 Plan which was approved by the shareholders on May 30, 2008. On February 13, 2012, the Board approved an amendment to the 2008 Stock Option Plan which was approved by the shareholders on May 25, 2012. On April 14, 2017, the Board approved the 2017 Plan which will supersede the 2008 Stock Option Plan, as amended. In the event the 2017 Plan is approved, no further options will be granted under the 2008 Plan. The 2017 Plan will be administered by our Compensation Committee.

This proposal authorizes a new stock option plan for directors, officers, employees and consultants. Currently, there are 5 directors, one advisor to the Board of Directors, and 55 employees. At any given time, there could be approximately 0-3 consultants engaged in Company business. The 2008 Stock Option Plan expires on May 30, 2018. The terms of the 2017 Plan are the same as the terms of the 2008 Stock Option Plan. The 2017 Plan reserves for issuance options to purchase up to 1,750,000 shares of our common stock. All employees, directors and consultants are eligible to receive stock option grants under this plan. The 2017 Plan, which has a term of ten years from the date of adoption, is administered by the Board or, at the discretion of the Board, the Compensation Committee of the Board. The selection of participants, allotment of shares, and other conditions related to the grant of options, to the extent not set forth in the Plan, are determined by the Board. Options granted under the Plan are exercisable up to a period of ten years from the date of grant at an exercise price which is not less than 100% of the fair market value of the common stock at the date of grant.

The Board may at any time amend or discontinue the 2017 Plan and the Board or, at the discretion of the Board, the Compensation Committee of the Board, may at any time amend, substitute or cancel any outstanding award under the 2017 Plan for the purpose of satisfying changes in law or for any other lawful purpose, so long as the rights of a holder of any outstanding award under the plan are not adversely affected.

Upon the occurrence of a change of control, as defined in the 2017 Plan, (i) any option granted under the 2017 Plan shall automatically become fully exercisable, (ii) restrictions and conditions on restricted stock awarded under the 2017 plan shall be deemed waived and the recipient of such stock shall be entitled to receive the maximum amount of stock under the award, and (iii) participants who hold options shall have the right, in lieu of exercising the option, to elect to surrender all or part of such option to the Company and to receive cash in an amount determined pursuant to the terms of the 2017 Plan, unless the Board or, at the discretion of the Board, the Compensation Committee of the Board, expressly provides otherwise at the time of grant.

A change of control is defined as the occurrence of any one of the following events: (i) any transaction (which shall include a series of transactions occurring within sixty days or occurring pursuant to a plan), that has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction, (ii) persons who, as of the date of the 2017 Plan, constitute the Company’s Board of Directors cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, (iii) the shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned), or (iv) the shareholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to Awards under the 2017 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2017 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2017 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant's particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options

A participant will not recognize taxable income at the time a non-statutory stock option is granted and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding in respect of an employee) upon exercise of a Non-Qualified Stock Option equal to the excess of the fair market value of the shares purchased over their purchase price (if any), and the Company will be entitled to a corresponding deduction. Participants eligible to receive an incentive stock option will not recognize taxable income on the grant of an incentive stock option. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an Incentive Stock Option. If the shares acquired by exercise of an Incentive Stock Option are held for at least two years from the date the stock option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition, and (2) the excess of the fair market value of those shares on the date of exercise over the purchase price, and the Company will be entitled to a corresponding deduction.

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We or one of our Subsidiaries (as applicable) will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above. A participant would also recognize capital gain to the extent the amount realized in the disposition exceeds the fair market value of the incentive stock option on the exercise date.

Generally, we will not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless a participant makes a Disqualifying Disposition of the ISO Stock. If a participant makes a Disqualifying Disposition, we will then be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraphs.

Stock Awards

In general, a participant will recognize ordinary compensation income as a result of the receipt of common stock pursuant to a restricted stock award in an amount equal to the fair market value of the common stock when such stock is received; provided that, if the stock is not transferable and is subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock (i) when the common stock first becomes transferable or is no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under section 83(b) of the Code, or (ii) when the common stock is received, in cases where a participant makes a valid election under section 83(b) of the Code. If a section 83(b) election is made and the shares are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above for common stock received. Dividends that are received by a participant before the common stock is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis in the common stock received by a participant will equal the amount recognized by him as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares will commence on the later of the date the shares are received or the restrictions lapse.

The Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described above.

Requirements Regarding Nonqualified Deferred Compensation

Awards under the 2017 Plan may constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code. Failure to comply with the requirements of Section 409A regarding the timing of payment of deferred amounts could result in affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and being subject to substantial penalties. We intend for Awards granted under the 2017 Plan to be exempt from or to comply with the requirements of Section 409A but no assurance can be given that they will.

No determination has been made with respect to future recipients of options under the 2017 Plan, and no options are currently outstanding under the 2017 Plan. It is therefore, not possible at the present time to indicate specifically the names and positions of persons to whom future options will be granted or to whom options would have been granted had this 2017 Plan been in effect during 2016, or the number of shares, within the limitations of the 2017 Plan, to be covered by such options. The proceeds of the sale of common shares upon the exercise of options issued under the 2017 Plan constitute general funds of the Corporation and may be used by it for any purpose.

The Board considers the 2017 Plan to be important to the Company’s ability to provide an additional incentive to executive officers to make contributions that are essential to the continued growth and success of our business, attract and retain talented employees whose efforts will result in our long-term growth and profitability, and appropriately motivate and compensate our directors, officers, employees, and consultants as the Company continues to grow.

Shareholder approval requires the affirmative vote of the holders of shares having a majority of the voting power of all shares represented at the annual meeting. In the event shareholders do not approve the 2017 Plan, the 2008 Plan, as currently in effect, will continue until its scheduled expiration in May 2018.

The Board of Directors recommends that you vote “FOR” approval of the adoption of the 2017 Stock Option Plan.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

OurPet’s leases a 64,000 square foot warehouse and office facility from a related entity, Senk Properties LLC, an Ohio limited liability company whose members are Dr. Steven Tsengas (52%), Konstantine S. Tsengas (18%), Evangelia S. Tsengas (12%) and Nicholas S. Tsengas (18%). We entered into a ten year lease with Senk Properties upon completion of the 36,000 square foot warehouse expansion in Fairport Harbor, Ohio on June 1, 2007. We renegotiated this lease in 2012 to lower the monthly payments. The revised lease was effective September 1, 2012, and is for a period of ten and one-half years. The monthly rental rate schedule is: $27,250 per month for the first two years; $29,013 per month for the next two years; $30,827 for the next three years; $32,587 for the next two years; and, lastly, $34,347 for the final eighteen months, all plus real estate taxes and insurance. At the end of 2016, we were in the fifth year of the lease and are currently paying the monthly rental rate of $30,827. We have the option to extend the lease for an additional ten years at a rental rate to be mutually agreed upon. Related party lease expenses, including real estate taxes and insurance, were $422,642 for 2016 and $417,997 for 2015.

On December 30, 2011, we entered into a second lease with Senk Properties LLC for a 26,000 square foot production, warehouse and office facility with monthly payments starting January 1, 2012. The monthly rental rate is $8,542 for the first two years, $9,083 for the next two years, $9,732 for the next two years, $10,056 for the next year, $10,597 for the next two years, and $10,813 for the last year, all plus real estate taxes and insurance. In 2016, we were in the fifth year of the lease and paid the monthly rental rate of $9,732. We have the option to extend the lease for an additional ten years at a rental rate to be mutually agreed upon. Related party lease expenses, including real estate taxes and insurance, were $131,336 for 2016 and $130,741 for 2015.

On January 15, 2007 and November 25, 2008, OurPet’s entered into agreements with Nottingham-Spirk Design Associates, Inc. (“NSDA”). One of the principals of NSDA is John W. Spirk, Jr., a member of our Board and a shareholder. Also, NSDA indirectly owns shares of OurPet’s through its ownership in Pet Zone Products, Ltd., a significant shareholder of OurPet’s. The agreements address the invoicing and payment of NSDA’s fees and expenses related to the development of certain products on behalf of OurPet’s. Through February 28, 2017, OurPet’s has been invoiced $781,061 by NSDA of which $490,736 has been paid in cash, $50,000 paid with 50,454 shares of our common stock and the remaining balance of $240,325 deferred. Of the $490,736 cash payments made to date, $9,894 was paid during 2016 and $5,346 was paid at the beginning of 2017. The balance of the deferred payments is payable as a fee based upon sales of certain products. As of February 28, 2017, the unpaid fee accrued was $1,096.

Related Person Transaction Policy

Our entire Board of Directors is responsible for reviewing and approving or ratifying all material transactions between us and any related person. To identify these transactions, we require our directors and officers to complete an annual questionnaire identifying any transactions with us in which the officer or director or their immediate family members have an interest. When the Board reviews, approves or ratifies transactions with related persons, any director associated with the transaction must abstain from voting and must not be present while discussions and deliberations are held. In approving these transactions, the Board considers whether the terms of the transactions are at least as favorable as terms we could have obtained from unaffiliated third parties. The Board believes that all of the loans and agreements described above meet this criterion. Our related party transaction policy is not in writing but the practice has been approved by our Board.

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SHAREHOLDER PROPOSALS AND COMMUNICATIONS

A shareholder intending to present a proposal to be included in our proxy statement for our 2018 annual meeting of shareholders must deliver a notice, in accordance with the requirements of our bylaws and Rule 14a-8 under the Exchange Act, to our Secretary at our principal executive office no later than December 26, 2017. The notice must set forth as to each matter the shareholder proposes to bring before the meeting:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,

•	the name and record address of the shareholder proposing such business,

•	the class and number of shares of our common stock that are beneficially owned by the shareholder, and

•	any material interest of the shareholder in such business.

OurPet’s Board of Directors also provides a process for our shareholders to send communications to the Board. Shareholders may mail any communications to our Secretary at 1300 East Street, Fairport Harbor, Ohio 44077. Our Secretary will review all communications and forward to the Board all communications other than solicitations for products or services or trivial or obscene items. Mail addressed to a particular director or committee of the Board will be forwarded to that director or committee. All other communications will be forwarded to the Chairman for the review of the entire Board.

OTHER MATTERS

Our Board of Directors is not aware of any other matters to be submitted to the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the accompanying proxy to vote the shares they represent as the Board may recommend.

Please carefully review this notice and the proxy statement and vote your shares by following the instructions on your proxy card/voting instruction form, to ensure your representation at the annual meeting. We urge you to sign and return your proxy card promptly to make certain your shares will be voted at the annual meeting. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,

Konstantine S. Tsengas
Secretary

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Appendix A

OurPet’s Company

2017 Stock Option Plan

Section 1.	General Purpose of the Plan; Definitions.

The name of the plan is the OurPet’s 2017 Stock Option Plan (the “Plan”) and is effective as of the Effective Date. The purpose of the Plan is to encourage and enable the officers, directors, key employees and consultants of OurPet’s Company (the “Company”) upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. This Plan and any Awards granted hereunder are intended to be exempt from the requirements of Section 409A, and shall be interpreted and administered in a manner consistent with those intentions.

The following terms shall be defined as set forth below:

“Administrator” is defined in Section 2.

“Affiliate” means a corporation or other entity that, directly or through one or more intermediaries, controls, is controlled by or is under common control with, the Company.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include, but not be limited to, Options and Restricted Stock Awards.

“Board” means the Board of Directors of the Company.

“Cause” means, and shall be limited to, a vote of the Board to the effect that the participant should be dismissed as a result of (i) any material breach by the participant of any agreement to which the participant and the Company are parties, (ii) any act (other than retirement, death or disability) or omission to act by the participant, including without limitation, the commission of any crime, which may have a material and adverse effect on the business of the Company or on the participant’s ability to perform services for the Company, or (iii) any material misconduct or neglect of duties by the participant in connection with the business or affairs of the Company.

“Change of Control” is defined in Section 11.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Committee” means the Compensation Committee of the Board referred to in Section 2.

“Director” means a member of the Board.

“Effective Date” means June 5, 2017.

“Exercise Date” means the date on the close of business on the day on which the Options shall have been exercised as provided in Section 5.

“Exercise Price” is defined in Section 5.

“Fair Market Value” means the fair market value of a Share as determined in good faith by the Administrator as follows: (i) if the Shares are listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the relevant date, the Fair Market Value per Share shall be deemed to be the closing market price on the date of grant of the Option or, if no such price is reported on such date, such price on the next preceding business day; or, (ii) if the Shares are not listed on a national securities exchange, the Nasdaq National Market or another nationally recognized exchange or trading system as of the Exercise Date, the Fair Market Value per Share shall be deemed to be the amount most recently determined by the Board to represent the fair market value per Share (including without limitation a determination for purposes of granting Options or issuing Shares under an employee benefit plan of the Company).

"Grant Date" means, with respect to an Award, the date such Award is granted to a Participant. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.

“Incentive Stock Options” shall mean incentive stock options as defined in Section 422 of the Code.

“Incumbent Director” is defined in Section 11.

“Non-Employee Director” shall mean a Director who: (i) is not an officer or employee of the Company or any Subsidiary; (ii) does not (A) receive compensation, directly or indirectly, from the Company or any Subsidiary for services rendered as a consultant or in any other capacity other than as a Director, except for an amount that does not exceed the dollar amount for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a), or (B) possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K, 17 C.F.R. Section 229.404(a); and (iii) is not engaged in a business relationship for which disclosure would be required under Item 404(b) of Regulation S-K, 17 C.F.R. Section 229.404(b).

“Non-Statutory Stock Options” shall mean Options which are not Incentive Stock Options.

“Option” or “Stock Option” (when capitalized) shall mean any option granted under this Plan.

“Option Agreement” is defined in Section 5.

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“Optionee” shall mean a person to whom a Stock Option is granted under this Plan or any person who succeeds to the rights of such person under this Plan by reason of the death of such person.

“Restricted Stock Award” means Awards granted pursuant to Section 6.

“Section 409A” means Section 409A of the Code and the U.S. Department of Treasury regulations and other interpretive guidance issued thereunder.

“Share” means a share of common stock (or other comparable equity interest) of the Company, subject to adjustment pursuant to Section 3.

“Shareholder” means the holder of a Share.

“Subsidiary” means a “subsidiary corporation” as defined in Section 424(f) of the Code.

“Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate.

Section 2.	Administration of Plan; Authority to Select Participants and Determine Awards.

(a)          Administration of Plan. The Plan shall be administered by the Board or, at the discretion of the Board, the Compensation Committee of the Board (the “Committee”). The Board or the Committee, as applicable, shall be referred to herein as the “Administrator.” The Committee shall have all of the powers of the Board with respect to this Plan.

(b)          Authority to Select Participants and Determine Awards. The Administrator shall have the power and authority, subject to and within the limitations of the express provisions of the Plan and Section 409A, to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)          to select the officers, key employees, Directors and consultants of the Company to whom Awards may from time to time be granted;

(ii)         to determine the time or times of grant, and the extent, if any, of Options and Restricted Stock, or any combination of the foregoing, granted to any officer, key employee, Director or consultant;

(iii)        to determine the number of Shares to be covered by any Award granted to an officer, key employee, Director or consultant;

(iv)         to determine and modify the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award granted to an officer, key employee, Director or consultant which terms and conditions may differ among individual Awards and participants, and to approve the form of written instruments evidencing the Awards;

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(v)          to accelerate the exercisability or vesting of all or any portion of any Award granted to a participant;

(vi)         to extend the period in which Options granted may be exercised;

(vii)        to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award granted to a participant shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Administrator) or dividends or deemed dividends on such deferrals; and

(viii)      to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments) granted to a participant; and to decide all disputes arising in connection with and make all determinations it deems advisable for the administration of the Plan.

All decisions, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons, including the Company and Plan participants.

(c)          Section 409A. Notwithstanding the foregoing, to ensure compliance with Section 409A each of the following limitations shall apply to the power and authority of the Administrator under Section 2(b) above:

(i)          No modification shall be made under Section 2(b)(iv) above which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Administrator and the participant.

(ii)         Any acceleration of the exercisability or vesting of all or any portion of any Award is subject to the limitations of Section 409A and, unless otherwise determined by the Administrator, any acceleration of the exercisability or vesting of the Award under Section 2(b)(v) above shall comply with Section 409A.

(iii)        With respect to extensions that were not included in the original terms of an Option but were provided by the Administrator after the date of grant, if at the time of any such extension, the Exercise Price per Share of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Administrator, be limited to the earlier of (A) the maximum term of the Option as set by its original terms or (B) ten (10) years from the Grant Date. Unless otherwise determined by the Administrator, any extension of the term of an Option under Section 2(b)(vi) above shall comply with Section 409A to the extent applicable.

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(iv)         No Share or other amount payable with respect to an Award granted to a participant shall be deferred if such deferral constitutes a “deferral of compensation” within the meaning of Section 409A or otherwise causes the Share or other amount payable with respect to an Award to be subject to the requirements of Section 409A.

Section 3.	Shares Issuable under the Plan; Mergers; Substitution.

(a)          Shares Issuable. Subject to the provisions of Sections 3(b) and (c), the maximum number of Shares reserved and available for issuance under the Plan shall be one million seven hundred fifty thousand (1,750,000). For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company, satisfied without the issuance of Shares or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan so long as the participants to whom such Awards had been previously granted receive no benefits of ownership of the underlying Shares to which the Award related. Shares issued under the Plan may be authorized but unissued Shares or Shares reacquired by the Company.

(b)          Stock Dividends, Mergers, etc. In the event of any recapitalization, reclassification, split-up or consolidation of Shares, separation (including a spin-off), dividend on Shares payable in Shares, or other similar change in capitalization of the Company or a merger or consolidation of the Company or sale by the Company of all or a portion of its assets or other similar event, the Administrator shall make such appropriate adjustments in the Exercise Prices of Awards, including Awards then outstanding, in the number and kind of securities, cash or other property which may be issued pursuant to Awards under the Plan, including Awards then outstanding, and in the number of Shares with respect to which Awards may be granted (in the aggregate and to individual participants) as the Administrator deems equitable with a view toward maintaining the proportionate interest of the participant and preserving the value of the Awards. Notwithstanding the foregoing, no adjustment shall be made which will result in an Award becoming subject to the terms and conditions of Section 409A or otherwise constitute an impermissible acceleration, unless agreed upon by the Administrator and the participant.

(c)          Substitute Awards. The Administrator may grant Awards under the Plan in substitution for Share and Share-based awards held by key employees of another corporation who concurrently become employees of the Company as the result of a merger or consolidation of the employing corporation with the Company or the acquisition by the Company of property or shares of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions, subject to and in accordance with the requirements of Section 409A, as the Administrator considers appropriate in the circumstances.

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Section 4.	Eligibility.

Participants in the Plan will be Directors and such full or part-time officers and other key employees and consultants of the Company and of its Subsidiaries who are responsible for or contribute to the management, growth or profitability of the Company and who are selected from time to time by the Administrator, in its sole discretion.

(a)          Eligibility for Specific Options. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code). Non-statutory Stock Options may be granted to employees, Directors and consultants; provided, however, Non-statutory Stock Options may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless the stock underlying such Option is treated as “service recipient stock” under Section 409A of the Code because the Options are granted pursuant to a corporate transaction (such as a spin off transaction) or unless such Options comply with the distribution requirements of Section 409A of the Code.

(b)          Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

Section 5.	Options.

An Option granted hereunder shall be either an Incentive Stock Option or a Non-Statutory Stock Option as determined by the Administrator at the time of grant of such Option and shall clearly state whether it is an Incentive Stock Option or Non-Statutory Stock Option. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, all Incentive Stock Options shall be granted within ten years from the date this Plan is adopted by the Board or the date this Plan is approved by the Shareholders of the Company, whichever is earlier.

The Administrator in its discretion may grant Options to officers, key employees, Directors or consultants of the Company. Options granted to officers, key employees, Directors or consultants pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

(a)          Exercise Price. The per Share Exercise Price of an Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant. Notwithstanding the foregoing and subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, in no event shall the per Share Exercise Price of any Option granted under this Plan be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

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(b)          Option Term. The Administrator shall fix the term of each Option, which term shall in no event exceed ten years from the date of grant.

(c)          Exercisability; Rights of a Shareholder. Options shall become exercisable at such time or times, whether or not in installments, upon the happening of certain events, upon the passage of a specified period of time, upon the fulfillment of certain conditions or upon the achievement by the Company of certain performance goals, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Option; provided, however, that any acceleration of the exercisability or vesting of all or any portion of any Award is subject to the limitations of Section 409A and, unless otherwise determined by the Administrator, any acceleration of the exercisability or vesting of the Award under this Section 5(c) shall comply with Section 409A. An Optionee shall have the rights of a Shareholder only as to Shares acquired upon the exercise of an Option and not as to unexercised Options.

(d)          Method of Exercise. Options may be exercised in whole or in part, by giving written notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods:

(i)          In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)         In the form of Shares that are not then subject to restrictions under any Company plan, if permitted by the Administrator in its discretion. Such surrendered Shares shall be valued at Fair Market Value on the Exercise Date.

Notwithstanding the foregoing, no payment of the purchase price under this Section 5(d) shall be made if such form of payment constitutes a deferral of compensation within the meaning of Section 409A or otherwise causes the Option to be subject to the requirements of Section 409A.

(e)          Determination of Purchase Price/Number of Shares Purchased. The Optionee may, at Optionee’s option, elect to pay some or all of the purchase price payable upon an exercise of Optionee’s Options by canceling a portion of Optionee’s Options exercisable for such number of Shares as are then issuable determined by dividing (i) the total purchase price payable in respect of the number of Shares being purchased upon such exercise by (ii) the excess of the Fair Market Value per Share as of the Exercise Date, over the Exercise Price per share. If the Optionee wishes to exercise the Options pursuant to this method of payment with respect to the maximum number of Shares so purchasable pursuant to this method, then the number of Shares so purchasable shall be equal to the total number of Shares, minus the product obtained by multiplying (x) the total number of Shares purchasable by (y) a fraction, the numerator of which shall be the Exercise Price per share and the denominator of which shall be the Fair Market Value per Share as of the Exercise Date.

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(f)          Non-transferability of Options. No Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution and, during the lifetime of such Optionee may be exercised only by such Optionee.

(g)          Termination for Cause. If any Optionee’s service with the Company has been terminated for Cause, any Option held by such Optionee shall immediately terminate and be of no further force and effect; provided, however, that the Administrator may, in its sole discretion, provide that such Option can be exercised for a period of up to thirty (30) days from the date of termination of service or until the expiration of the stated term of the Option, if earlier.

(h)          Written Agreement. Each Option granted hereunder to an Optionee shall be embodied in a written agreement (an “Option Agreement”) that shall contain any term deemed necessary or desirable by the Administrator, provided such terms are not inconsistent with this Plan or any applicable law.

(i)          Other Termination. Unless otherwise determined by the Administrator, if the service of an Optionee holding Incentive Stock Options terminates for any reason other than for Cause, any Incentive Stock Option held by such Optionee may thereafter be exercised, to the extent it was exercisable on the date of termination of service, for three (3) months (or such longer period as the Administrator shall specify at any time) from the date of termination of service or until the expiration of the stated term of the Incentive Stock Option, if earlier.

(j)          Form of Settlement. Shares issued upon exercise of an Option shall be free of all restrictions under the Plan, except as otherwise provided in this Plan.

Section 6.	Restricted Stock Awards.

(a)          Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards to officers, key employees, Directors and consultants of the Company and of its Subsidiaries. A Restricted Stock Award is an Award entitling the recipient to acquire, at no cost or for a purchase price determined by the Administrator, Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant in accordance with Code Section 83 (“Restricted Stock”). Conditions may be based on continuing service and/or achievement of pre-established performance goals and objectives. In addition, a Restricted Stock Award may be granted to an officer, key employee, Director or consultant by the Administrator in lieu of any compensation due to such officer, key employee, Director, or consultant.

(b)          Acceptance of Award. A participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within sixty (60) days (or such shorter date as the Administrator may specify) following the award date by making payment to the Company, if required, by certified or bank check or other instrument or form of payment acceptable to the Administrator in an amount equal to the specified purchase price, if any, of the Shares covered by the Award and by executing and delivering to the Company a written instrument that sets forth the terms and conditions of the Restricted Stock in such form as the Administrator shall determine.

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(c)          Rights as a Shareholder. Upon complying with Section 6(b) above, a participant shall have all the rights of a Shareholder with respect to the Restricted Stock including voting and dividend rights, subject to transferability restrictions and Company repurchase or forfeiture rights described in this Section 6 and subject to such other conditions contained in the written instrument evidencing the Restricted Stock Award. Unless the Administrator shall otherwise determine, certificates evidencing Restricted Stock shall remain in the possession of the Company until such shares are vested as provided in Section 6(e) below.

(d)          Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein.

(e)          Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the Shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.”

(f)          Waiver, Deferral and Reinvestment of Dividends. The written instrument evidencing the Restricted Stock Award may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

Section 7.	Tax Withholding.

(a)          Payment by Participant. Each participant shall, no later than the date as of which the value of an Award or of any Share or other amounts received thereunder first becomes includible in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(b)          Payment in Shares. A participant may elect to have such tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

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Section 8.	Transfer, Leave of Absence, Etc.

For purposes of the Plan, an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing shall not be deemed a termination of service.

Section 9.	Amendments and Termination.

The Board may at any time amend or discontinue the Plan and the Administrator may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy Section 409A and the requirements which would apply to the substitute or amended Award if it were then initially granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent.

Section 10.	Status of Plan.

With respect to the portion of any Award which has not been exercised and any payments in cash, Shares or other consideration not received by a participant, a participant shall have no rights greater than those of a general unsecured creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Shares or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

Section 11.	Change of Control Provisions.

Upon the occurrence of a Change of Control as defined in this Section 11:

(a)          Each Stock Option shall automatically become fully exercisable unless the Administrator shall otherwise expressly provide at the time of grant.

(b)          Restrictions and conditions on Awards of Restricted Stock shall automatically be deemed waived, and the recipients of such Awards shall become entitled to receipt of the maximum amount of Shares subject to such Awards unless the Administrator shall otherwise expressly provide at the time of grant.

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(c)          Unless otherwise expressly provided at the time of grant, participants who hold Options shall have the right, in lieu of exercising the Option, to elect to surrender all or part of such Option to the Company and to receive cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of a Share on the date such right is exercised and (y) the highest price paid for Shares or, in the case of securities convertible into Shares or carrying a right to acquire Shares, the highest effective price (based on the prices paid for such securities) at which such securities are convertible into Shares or at which Shares may be acquired, by any person or group whose acquisition of voting securities has resulted in a Change of Control of the Company over (ii) the Exercise Price per share under the Option, multiplied by the number of Shares with respect to which such right is exercised.

(d)          “Change of Control” shall mean the occurrence of any one of the following events:

(i)          any transaction (which shall include a series of transactions occurring within sixty days or occurring pursuant to a plan), that has the result that Shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity that results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other form of corporate transaction;

(ii) persons who, as of the date of this Plan, constitute the Company’s Board of Directors (the “Incumbent Directors”) cease for any reason, including without limitation, as a result of a tender offer, proxy contest, merger or similar transaction, to constitute at least a majority of the Board, provided that any person becoming a director of the Company subsequent the date of this Plan whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors shall, for purposes of this Plan, be considered an Incumbent Director;

(iii)        the Shareholders of the Company approve a plan of merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive (unless the approved merger, consolidation, reorganization, liquidation or dissolution is subsequently abandoned); or

(iv)         the Shareholders of the Company approve a plan for the sale, lease, exchange, transfer, assignment or other disposition of all or substantially all the property and assets of the Company (unless such plan is subsequently abandoned).

Section 12.	General Provisions.

(a)          No Distribution; Compliance with Legal Requirements. The Administrator may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities laws and other legal and stock exchange requirements have been satisfied. The Administrator may require the placing of such stop-orders and restrictive legends on certificates for Shares and Awards as it deems appropriate.

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(b)          Delivery of Stock Certificates. Delivery of stock certificates to participants under this Plan shall be deemed effected for all purposes when the Company or a stock transfer agent of the Company shall have delivered such certificates in the United States mail, addressed to the participant, at the participant’s last known address on file with the Company.

(c)          Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, subject to Shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

Section 13.        Issuance of Shares. As a condition of any sale or issuance of Shares upon exercise of any Option, the Committee may require such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such federal or state securities or other law or regulation including, but not limited to, the following:

(a)          a representation and warranty by the Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

(b)          a representation, warranty and/or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Section 14.	Interpretation.

(a)          The Plan shall be administered and interpreted so that all Incentive Stock Options granted under this Plan will qualify as Incentive Stock Options under Section 422 of the Code. If any provision of this Plan should be held invalid for the granting of Incentive Stock Options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead this Plan shall be construed and enforced as if such provision had never been included in this Plan.

(b)          Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

(c)          Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

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Section 14.	Governing Law.

This plan shall be governed by Ohio law except to the extent such law is preempted by federal law.

Section 15.	Section 409A.

The Plan is intended to comply with the requirements of Section 409A, without triggering the imposition of any tax penalty thereunder. To the extent necessary or advisable, the Board may amend the Plan or any Award to delete any conflicting provisions and to add any such other provisions as are required to fully comply with the applicable provisions of Section 409A applicable to the Plan. The Administrator shall comply with Section 409A in establishing the rules and procedures applicable to the Plan. Notwithstanding any provision of this Plan or any Award to the contrary, if all or any portion of the payments and/or benefits under this Plan or any Award are determined to be “nonqualified deferred compensation” subject to Section 409A and the participant is a “specified employee” (within the meaning of Treasury Regulation Section 1.409A-1(i)), as determined by the Administrator in accordance with Section 409A, as of the date of the participant’s separation from service (within the meaning of Treasury Regulation Section 1.409A-1(h)), and the delayed payment or distribution of all or any portion of such amounts to which the participant is entitled under this Plan and/or any Award is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, then such portion deferred under this Section 15 shall be paid or distributed to the participant in a lump sum on the earlier of (a) the date that is six (6) months following termination of the participant’s employment, (b) a date that is no later than thirty (30) days after the date of the participant’s death or (c) the earliest date as is permitted under Section 409A. For purposes of clarity, the six (6) month delay shall not apply in the case of severance pay contemplated by Treasury Regulation Section 1.409A-1(b)(9)(iii) to the extent of the limits set forth therein. Any remaining payments due under this Plan and any Award shall be paid as otherwise provided therein.

13

[FRONT]

PROXY	OURPET’S COMPANY	PROXY

ANNUAL MEETING OF SHAREHOLDERS, June 5, 2017

1300 East Street, Fairport Harbor, Ohio 44077

9:00 a.m. Eastern Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Konstantine S. Tsengas the proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of OurPet’s Company to be held on June 5, 2017, at 1300 East Street, Fairport Harbor, Ohio 44077, beginning at 9:00 a.m. Eastern Time, and any adjournments, and to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below, and on any other matters properly brought before the Annual Meeting or any adjournments thereof, all as set forth in the 2017 Proxy Statement. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting, Proxy Statement, and Annual Report of OurPet’s Company.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ALL NOMINEES

AND “FOR” PROPOSALS TWO, THREE, AND FOUR.

1.	Election of Joseph T. Aveni, William L. Lechtner, Charles C. MacMillan, John W. Spirk, Jr. and Dr. Steven Tsengas as directors.

FOR ALL ☐	WITHHOLD ALL ☐

FOR ALL, EXCEPT WITHOLD FROM THE FOLLOWING NOMINEE(S): ☐

2.	Ratification of the appointment of NMS, Inc. as the independent registered public accounting firm of OurPet’s Company.

FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	To approve the advisory resolution on executive compensation.

FOR ☐	AGAINST ☐	ABSTAIN ☐

4.	To approve the adoption of the 2017 Stock Option Plan.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY IS CONTINUED ON THE REVERSE SIDE. PLEASE DATE, SIGN AND RETURN PROMPTLY.

[BACK]

(Signature should be exactly as name or names appear on this proxy. If stock is held jointly each holder should sign. If signature is by attorney, executor, administrator, trustee, or guardian, please give full title)

Dated: , 2017

Signature

Signature if held jointly

I plan to attend the meeting: Yes ☐ No ☐

This proxy will be voted FOR all nominees and FOR Proposals Two, Three, and Four unless otherwise indicated, and in the discretion of the proxies on all other matters properly brought before the meeting.